Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated June 10, 2019, in Amendment No. 2 to the Registration Statement (Form F-1 No. 333-234411) and related Prospectus of EHang Holdings Limited dated November 18, 2019.

/s/ Ernst & Young Hua Ming LLP

Shanghai, the People’s Republic of China

November 18, 2019